UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2021

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801 New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2021, an amendment, dated as of March 29, 2021, to a mortgage loan secured by interests of 15 hotels (the “Term Loan”) of Hospitality Investors Trust, Inc. (the “Company”) became effective. The Company and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”) act as guarantors of certain recourse obligations under the Term Loan, and certain wholly-owned subsidiaries of the OP are borrowers under the Term Loan.

As previously disclosed, the Company has been engaged in ongoing discussions with its largest investor, Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, concerning the possibility of entering into a definitive and comprehensive agreement on the terms of a series of deleveraging or restructuring transactions (the “Restructuring Transactions”) that would include, among other things, filing by the Company and the OP of pre-packaged Chapter 11 cases under the U.S. Bankruptcy Code in the State of Delaware to implement the Restructuring Transactions pursuant to a plan of reorganization (a “Pre-Packaged Bankruptcy”). The amendment has been entered into as part of the Company’s ongoing liquidity preservation measures and in anticipation of possibly filing a Pre-Packaged Bankruptcy. There can be no assurance, however, that the Company will be able to enter into a definitive restructuring support agreement related to the Restructuring Transactions (a “Restructuring Support Agreement”) on favorable terms, or at all. Moreover, even if the Company is able to enter into a Restructuring Support Agreement, the Restructuring Transactions will remain subject to significant conditions, and there will still be no assurance the Company will be able to complete the Restructuring Transactions, including a Pre-Packaged Bankruptcy, on their contemplated terms, or at all. Please see the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021 for further information.

Pursuant to the amendment, the lenders have agreed to extend the expiration date of the existing forbearance period under the Term Loan established pursuant to a February 2021 forbearance agreement and related to defaults with respect to the Georgia Tech Hotel & Conference Center ground lease, until the first to occur of (i) June 30, 2021, (ii) the effectiveness of a Pre-Packaged Bankruptcy, and (iii) the date on which any Forbearance Termination Event (as defined in the amendment) occurs (the “Forbearance Period”). Among the Forbearance Termination Events are the dismissal or discontinuation of a Pre-Packaged Bankruptcy after it has been filed and the termination of a Restructuring Support Agreement after it has been entered into.

The lenders have also agreed to waive our obligation to make monthly capital reserve deposits with respect to repair and replacement of furniture, fixtures and equipment and routine capital expenditures through December 2021. Furthermore, the amendment provides that approximately $1.3 million in brand-mandated property improvement plan reserves related to hotels that were sold during August 2020 has been credited to reduce the principal outstanding under the Term Loan.

Pursuant to the amendment, the lenders have agreed to forbear from exercising any of their remedies based on a Pre-Packaged Bankruptcy during the Forbearance Period. In addition, effective when a Pre-Packaged Bankruptcy becomes effective:

●

the lenders have agreed to waive certain defaults that may occur as a result of the filing of a Pre-Packaged Bankruptcy and certain defaults related to the Georgia Tech Hotel & Conference Center ground lease;

●

the minimum debt yield test will be temporarily lowered and certain changes to how the test is calculated will be made which could allow us to meet the minimum debt yield test and receive any excess cash flows from the properties securing the Term Loan (which we are not currently receiving) sooner than if no amendment was made;

●	the lien related to our Georgia Tech Hotel & Conference Center ground lease may be released, subject to certain terms and conditions; and
●

the borrowers under the Term Loan will be required to repay $0.5 million in principal each quarter for the seven consecutive quarters beginning with the quarter ending June 30, 2021, and the repayment of $9.2 million in principal less the aggregate amount of the quarterly principal prepayments will become a recourse obligation of the borrowers and guarantors.

There are no relationships between us, on the one hand, and any of the Term Loan lenders, on the other hand, except that certain of the lenders or their affiliates have made other mortgage and mezzanine loans to us.

The description of the amendment to the Term Loan above is a summary and is qualified in its entirety by the complete terms of the amendment, a copy of which is attached as an exhibit to this Annual Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, the Company’s subsequent Quarterly Reports on Form 10-Q and all other filings with the SEC after that date. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Omnibus Amendment to the Second Amended and Restated Term Loan Agreement and Term Loan Documents, dated as of March 29, 2021, by and among by and among the Borrowers Party thereto, as borrowers, Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P., as guarantors, Citibank, N.A., as administrative agent and collateral agent, and the Lenders party thereto, collectively, as lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2021	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman Chief Executive Officer and President